As filed with the Securities and Exchange Commission on February 26, 2016

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EXPEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-2705720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 108th Avenue NE

Bellevue, WA 98004

(425) 679-7200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert J. Dzielak

Executive Vice President, General Counsel and Secretary

333 108th Avenue NE

Bellevue, WA 98004

(425) 679-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Segre

Brian Keyes

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	175,040	$102.91	$18,014,241.78	$1,814.03

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the securities act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the registrants common stock on February 24, 2016, as reported on the Nasdaq Global Select Market.

PROSPECTUS

175,040 Shares of Common Stock

This prospectus relates to the resale of up to 175,040 shares of common stock of Expedia, Inc. (“Expedia,” “we,” “us” or the “Company”) by the selling stockholders identified in this prospectus. The selling stockholders acquired these shares from us pursuant to an Agreement for the Sale and Purchase of Shares of trivago GmbH dated December 21, 2012. The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders will receive all of the proceeds from the sale of shares of our common stock in this offering.

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change the information contained in this prospectus. We urge you to carefully read this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we incorporate by reference before you make your investment decision.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EXPE.” On February 25, 2016, the last reported sale price for our common stock on The NASDAQ Global Select Market was $105.13 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus, in any related prospectus supplement or in any related free writing prospectuses that we have authorized for use in connection with a specific offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 26, 2016.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling stockholders identified in this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time.

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus and any documents.

You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our common stock being offered.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled “Prospectus Summary” and “Risk Factors,” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to: an increasingly competitive global environment; modifications to our current business models and practices or our adoption of new business models or practices in order to compete; changes in search engine algorithms and dynamics or other traffic-generating arrangements; our failure to maintain and expand our relationships and contractual agreements with travel suppliers or travel distribution partners; our failure to maintain and expand our brand awareness or increased costs to do so; our failure to adapt to technological developments or industry trends; risks related to our acquisitions, investments or significant commercial arrangements; risks relating to our operations in international markets; our failure to comply with current laws, rules and regulations, or changes to such laws, rules and regulations; adverse application of existing tax or unclaimed property laws, rules or regulations are subject to interpretation by taxing authorities; unfavorable amendment to existing tax laws, rules or regulations or enactment of new unfavorable laws, rules or regulations; adverse outcomes in legal proceedings to which we are a party; declines or disruptions in the travel industry; risks related to payments and fraud; fluctuations in foreign exchange rates; volatility in our stock price; liquidity constraints or our inability to access the capital markets when necessary or desirable; interruption, security breaches and lack of redundancy in our information systems; our failure to comply with governmental regulation and other legal obligations related to our processing, storage, use, disclosure and protection of personal information, payment card information and other consumer data; our failure to retain or motivate key personnel or hire, retain and motivate qualified personnel, including senior management; changes in control of the Company; management and director conflicts of interest; risks related to actions taken by our business partners and third party service providers, including failure to comply with our requirements or standards or the requirements or standards of governmental authorities, or any cessation of their operations; risks related to the failure of counterparties to perform on financial obligations; risks related to our long-term indebtedness, including our failure to effectively operate our businesses due to restrictive covenants in the agreements governing our indebtedness; our failure to protect our intellectual property and proprietary information from copying or use by others, including potential competitors; and other risks detailed in our public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, Part I, Item 1A, “Risk Factors,” as well as those discussed elsewhere in this prospectus or any prospectus supplement. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this prospectus or any prospectus supplement and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus.

Expedia, Inc.

Overview

Expedia, Inc. is an online travel company, empowering business and leisure travelers through technology with the tools and information they need to efficiently research, plan, book and experience travel. We seek to grow our business through a dynamic portfolio of travel brands, including our majority-owned subsidiaries that feature the world’s broadest supply portfolio — including more than 269,000 properties and 1.2 million live vacation rental listings in 200 countries, 400 airlines, packages, rental cars, cruises, as well as destination services and activities. Travel suppliers distribute and market products via our traditional desktop offerings, as well as through alternative distribution channels including mobile and social media, our private label business and our call centers in order to reach our extensive, global audience. In addition, our advertising and media businesses help other businesses, primarily travel providers, reach a large audience of travelers around the globe.

Our portfolio of brands includes:

•	Expedia.com®, the world’s largest full service online travel company with localized sites in 33 countries;

•	Hotels.com®, the hotel specialist that offers Hotels.com® Rewards and Secret Prices through its mobile booking apps and localized websites in more than 65 countries;

•	Hotwire.com®, leading discount travel site that offers Hot Rate® Hotels, Hot Rate® Cars and Hot Rate® Airfares, as well as vacation packages;

•	Orbitz Worldwide, a global travel portfolio including Orbitz, ebookers, HotelClub and CheapTickets, brands and business-to-business offerings, including Orbitz Partner Network and Orbitz for Business;

•	Travelocity®, a pioneer in online travel and a leading online travel brand in the United States and Canada;

•	Expedia® Affiliate Network (EAN), which powers bookings for some of the world’s leading airlines and hotels, top consumer brands, high traffic websites, and thousands of active affiliates;

•	HomeAway®, an online market-place for the vacation rental industry, which also includes the VRBO, VacationRentals.com and BedandBreakfast.com brands, among others;

•	Egencia®, a leading corporate travel management company;

•	trivago®, a leading online hotel metasearch company with sites in 55 countries;

•	Venere.com™, an online hotel reservation specialist in Europe;

•	Wotif.com Holdings Limited, a leading portfolio of travel brands, including Wotif.com®, Wotif.co.nz, lastminute.com.au®, lastminute.com.nz and travel.com.au®;

•	CarRentals.com™, the premier car rental booking company on the web;

•	Classic Vacations®, a top luxury travel specialist;

•	Expedia Local Expert®, a provider of online and in-market concierge services, activities, experiences and ground transportation in hundreds of destinations worldwide; and

•	Expedia® CruiseShipCenters®, a provider of exceptional value and expert advice for travelers booking cruises and vacations through its network of 200 retail travel agency franchises across North America.

For information regarding the results of Expedia’s historical operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Expedia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this prospectus.

Expedia’s shares of common stock are traded on the NASDAQ Global Select Market under the ticker symbol “EXPE.”

The address of Expedia’s principal executive offices is 333 108th Avenue N.E., Bellevue, WA 98004. Expedia’s telephone number is (425) 679-7200.

trivago Acquisition

On December 21, 2012, Expedia entered into a share purchase agreement (the “Purchase Agreement”) with trivago GmbH, a limited liability company incorporated under the laws of Germany (“trivago”), the shareholders of trivago and certain other parties pursuant to which Expedia acquired, through a wholly owned subsidiary, approximately 62% of trivago’s outstanding securities. The trivago securities were purchased both from the shareholders of trivago and through a new issuance of securities from trivago. Following the trivago acquisition, approximately 36% of trivago’s outstanding securities were retained by three members of management of trivago, referred to in this prospectus as the “selling stockholders.” trivago is a leading online hotel search company headquartered in Düsseldorf, Germany.

In connection with the trivago acquisition, Expedia agreed to pay the following consideration: (i) €426,398,400 in cash to the shareholders of trivago, (ii) a number of shares of Expedia common stock having a value, based on a thirty-day trailing average of closing trading prices prior to the closing of the trivago acquisition, of €42,632,216, to be issued in five equal increments to the selling stockholders on or about each of the first through fifth anniversaries of the consummation of the trivago acquisition (the “Acquisition Shares”), and (iii) €7,608,399 in cash, to be paid to trivago for shares issued to Expedia by trivago.

The Purchase Agreement provides, among other things, that Expedia is required to use commercially reasonable efforts to register a certain number of the Acquisition Shares for resale on Form S-3 under the Securities Act of 1933, as amended, on each of the first five anniversaries of the closing of the transactions contemplated by the Purchase Agreement. This prospectus is part of such a registration statement filed on Form S-3, and relates to the third increment of Acquisition Shares to be issued and registered for resale pursuant to and in accordance with the terms of the Purchase Agreement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 12 of our annual report on Form 10-K for the period ended December 31, 2015, which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement hereto before making a decision to invest in our securities.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus.

DESCRIPTION OF THE SECURITIES

The following description is not meant to be complete and is qualified by reference to Expedia’s certificate of incorporation, Expedia’s bylaws and the Delaware General Corporation Law, hereafter referred to as the “DGCL.” Copies of Expedia’s certificate of incorporation and Expedia’s bylaws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information” and “Information Incorporated By Reference.” We urge you to read Expedia’s restated certificate of incorporation and Expedia’s amended and restated bylaws in their entirety.

Expedia Authorized Capital Stock

Expedia’s authorized capital stock consists of 2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Expedia common stock, par value $0.0001 per share, (ii) 400,000,000 shares of Expedia class B common stock, par value $0.0001 per share, and 100,000,000 shares of Expedia preferred stock, par value of $0.001 per share.

Expedia Common Stock

In general, the holders of Expedia common stock vote together as a single class with the holders of Expedia class B common stock on all matters, including the election of directors; provided, however, that the holders of Expedia common stock, voting as a single class, are entitled to elect twenty-five percent (25%) of the total number of directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of Expedia common stock entitles the holder to one vote. Expedia’s certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to applicable law, the holders of Expedia common stock are entitled, share for share with the holders of the class B common stock, to such dividends if, as and when may be declared from time to time by the Expedia board of directors, and, upon liquidation, dissolution or winding up, are entitled to receive, share for share with the holders of the class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

Expedia Class B Common Stock

In general, the holders of class B common stock vote together as a single class with the holders of Expedia common stock on all matters, including the election of directors. The holders of Expedia class B common stock are entitled to ten votes per share. Expedia’s certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of

Expedia preferred stock created by the Expedia board of directors from time to time and to applicable law, the holders of Expedia class B common stock are entitled, share for share with the holders of the Expedia common stock, to such dividends if, as and when may be declared from time to time by the Expedia board of directors, and, upon liquidation, dissolution or winding up, are entitled to receive, share for share with the holders of the Expedia common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

Preferred Stock

Expedia has the authority to issue shares of preferred stock from time to time in one or more series. The Expedia board of directors, subject to the limitations prescribed by the DGCL and by Expedia’s certificate of incorporation, has the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of preferred stock of Expedia. As of the date of this prospectus, no shares of preferred stock were outstanding.

Anti-Takeover Effects of Various Provisions of Delaware Law and Expedia’s Restated Certificate of Incorporation and Bylaws

Expedia’s certificate of incorporation, bylaws and the DGCL contain provisions that could delay or make more difficult the acquisition of Expedia by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that its board of directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with Expedia’s board of directors. Please also refer to “Risk Factors” beginning on page 12 of our annual report on Form 10-K for the period ended December 31, 2015, which is incorporated by reference herein, for information on other factors that could impact a change of control.

Delaware Anti-Takeover Statute

Expedia is subject to Section 203 of the Delaware General Corporation Law, which generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation involving Expedia and the interested stockholder and a sale of more than 10% of Expedia’s assets. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of a company’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by Expedia’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by Expedia’s stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting shares. Expedia has not “opted out” of the provisions of Section 203.

Size of Board and Vacancies

Expedia’s bylaws provide that of directors on the board will be determined from time to time by a resolution of the board. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the remaining directors elected by the stockholders who vote on such directorship, though less than a quorum, or a majority of the voting power of shares or by written consent of a majority of the voting power of shares. Any directors appointed to fill a vacancy on Expedia’s board of directors will hold office until the next annual election and until their respective successors are elected.

Stockholder Action by Written Consent

Under the DGCL, unless a company’s certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by written consent executed by stockholders possessing the requisite votes for the action to be taken. Expedia’s certificate of incorporation does not expressly prohibit action by the written consent of stockholders.

Special Stockholder Meetings

Expedia’s bylaws provide that only Expedia’s Chairman of the board of directors or a majority of Expedia’s board of directors may call a special meeting of stockholders.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Expedia’s certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that Expedia’s board of directors possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of Expedia through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Expedia’s board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Limitations on Liability, Indemnification of Officers and Directors, and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and Expedia’s certificate of incorporation includes such an exculpation provision. Expedia’s certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Expedia, or for serving at Expedia’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Expedia’s certificate of incorporation and bylaws also provide that Expedia must indemnify and advance reasonable expenses to its directors and officers, subject to an undertaking from the indemnified party as may be required under the DGCL. Expedia’s bylaws expressly authorize Expedia to carry directors’ and officers’ insurance to protect Expedia, its directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions that are in Expedia’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Expedia’s directors and officers, even though such an action, if successful, might otherwise benefit Expedia and its stockholders. However, these provisions will not limit or eliminate Expedia’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

Authorized but Unissued Shares

Expedia’s authorized but unissued shares of common stock, class B common stock and preferred stock will be available for future issuance without your approval. Expedia may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Expedia by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent

The transfer agent for the shares of Expedia common stock is Computershare.

SELLING STOCKHOLDERS

The following table, which was prepared based on information supplied to us by the selling stockholders, sets forth the name of each of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders and the number of shares to be offered by each of the selling stockholders pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by each of the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus. The ownership percentage indicated in the following table is based on 150,580,455 total outstanding shares of Expedia, Inc. common stock and class B common stock as of January 29, 2016. We have no preferred stock outstanding.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we included outstanding shares of common stock subject to options, restricted stock or warrants held by that person that are currently exercisable or exercisable within 60 days of February 26, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Prior to the Offering			Number of Shares Being Registered for Resale	Shares Beneficially Owned After the Offering
	Shares	Percentage			Shares(2)	Percentage
Name of Selling Stockholder(1)
Rolf Schrömgens	78,505		*	78,505	—		*
Peter Vinnemeier	58,726		*	58,726	—		*
Malte Siewert(3)	37,809		*	37,809	—		*

*	Represents less than 1% of the total aggregate amount of shares of our common stock
(1)	Each Selling Stockholder serves as an officer for trivago, a Germany-based leading hotel metasearch company. In 2012, we entered into a share purchase agreement pursuant to which we acquired approximately 62% of trivago’s outstanding securities.
(2)	Assumes the sale of all shares offered pursuant to this prospectus.
(3)	Includes 37,809 shares held by MASI Vermögensverwaltung GmbH. Mr. Siewert is deemed the beneficial owner of all 37,809 shares as he holds sole voting and investment control.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders and certain related persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for Expedia by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference into this prospectus are:

1. Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 11, 2016;

2. The description of our common stock, $0.0001 par value per share, set forth under the caption “Description of Expedia Capital Stock after the Spin-Off” in the prospectus that constitutes part of our Registration Statement on Form S-4 (File No. 333-175828), initially filed with the SEC on July 27, 2011, including any amendments or reports filed for the purpose of updating such description; and

3. Our Current Reports on Form 8-K filed with the SEC on February 8, 2016 and February 10, 2016.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Expedia and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Investor Relations

Expedia, Inc.

333 108th Avenue NE

Bellevue, WA 98004 (425) 679-3759

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC’s website at www.sec.gov, or our website at www.expediainc.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

Common Stock

PROSPECTUS

February 26, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. None of the below expenses shall be paid by the selling stockholders. All of the amounts shown are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$1,814.03
Printing fees	1,000
Legal fees and expenses	40,000
Accounting fees and expenses	8,500
Total	$51,314.03

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of the Registrant, or by reason of the fact that he/she is or was a director or officer of the Registrant and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors. The Registrant’s bylaws include within this right to indemnification the right to be paid by the Registrant the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to the Registrant to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, the Registrant’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. The Registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

The Registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this registration statement may contain provisions regarding indemnification of Expedia’s directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

ITEM 16. EXHIBITS.

The following exhibits are included herein or incorporated herein by reference:

		Incorporated by reference herein
Exhibit Number	Description	Form	Date	Exhibit Number

2.1*	Share Purchase Agreement dated as of December 21, 2012, by and among Expedia, Inc., a Delaware corporation, trivago GmbH, a German limited liability company, a wholly owned subsidiary of Expedia and the shareholders of trivago GmbH party thereto. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.	8-K	12/21/12	2.1

2.2*	Shareholders Agreement dated as of December 21, 2012 by and among trivago GmbH, a German limited liability company, Expedia, Inc., a Delaware corporation, a wholly owned subsidiary of Expedia and certain shareholders of trivago GmbH. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.	8-K	12/21/12	2.2

3.1*	Restated Certificate of Incorporation of Expedia, Inc.	8-K	12/27/11	3.1

3.2*	Amended and Restated Bylaws of Expedia, Inc.	8-K	8/15/05	3.2

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 to this Registration Statement).

24.1**	Power of Attorney (contained in the signature page to this Registration Statement).

*	Incorporated by reference herein.
**	Filed herewith.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on February 26, 2016.

Expedia Inc.

By:	/s/ ROBERT J. DZIELAK
Robert J. Dzielak
Executive Vice President, General
Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Dara Khosrowshahi and Robert J. Dzielak, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DARA KHOSROWSHAHI Dara Khosrowshahi	Chief Executive Officer, President and Director (Principal Executive Officer)	February 26, 2016

/s/ MARK D. OKERSTROM Mark D. Okerstrom	Chief Financial Officer (Principal Financial Officer)	February 26, 2016

/s/ LANCE A. SOLIDAY Lance A. Soliday	Chief Accounting Officer and Controller (Principal Accounting Officer)	February 26, 2016

/s/ BARRY DILLER Barry Diller	Director (Chairman of the Board)	February 26, 2016

/s/ VICTOR A. KAUFMAN Victor A. Kaufman	Director (Vice Chairman)	February 26, 2016

/s/ A. GEORGE BATTLE A. George Battle	Director	February 26, 2016

Signature	Title	Date

/s/ JONATHAN L DOLGEN Jonathan L. Dolgen	Director	February 26, 2016

/s/ JOHN C. MALONE John C. Malone	Director	February 26, 2016

/s/ CRAIG A. JACOBSON Craig A. Jacobson	Director	February 26, 2016

/s/ PETER M. KERN Peter M. Kern	Director	February 26, 2016

/s/ PAMELA L. COE Pamela L. Coe	Director	February 26, 2016

/s/ JOSÉ A. TAZÓN José A. Tazón	Director	February 26, 2016

/s/ SUSAN C. ATHEY Susan C. Athey	Director	February 26, 2016

/s/ CHRISTOPHER W. SHEAN Christopher W. Shean	Director	February 26, 2016

/s/ ALEXANDER VON FURSTENBERG Alexander von Furstenberg	Director	February 26, 2016

EXHIBIT INDEX

		Incorporated by reference herein
Exhibit Number	Description	Form	Date	Exhibit Number

2.1*	Share Purchase Agreement dated as of December 21, 2012, by and among Expedia, Inc., a Delaware corporation, trivago GmbH, a German limited liability company, a wholly owned subsidiary of Expedia and the shareholders of trivago GmbH party thereto. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.	8-K	12/21/12	2.1

2.2*	Shareholders Agreement dated as of December 21, 2012 by and among trivago GmbH, a German limited liability company, Expedia, Inc., a Delaware corporation, a wholly owned subsidiary of Expedia and certain shareholders of trivago GmbH. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.	8-K	12/21/12	2.2

3.1*	Restated Certificate of Incorporation of Expedia, Inc.	8-K	12/27/11	3.1

3.2*	Amended and Restated Bylaws of Expedia, Inc.	8-K	8/15/05	3.2

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 to this Registration Statement).

24.1**	Power of Attorney (contained in the signature page to this Registration Statement).

*	Incorporated by reference herein.
**	Filed herewith.